                                                                       EXHIBIT 4


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THESE SECURITIES NOR THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.


                                     WARRANT
                                TO ACQUIRE SHARES
                                       OF
                                 PALADYNE CORP.

                                                                February 5, 2003

         THIS CERTIFIES THAT WAG Holdings, LLC ("Holder"), for value received, is entitled to purchase from Paladyne Corp., a Delaware corporation (the "Company"), at any time on or after the Price Determination Date (as defined in
Section 2 hereof) and on or before 5:00 p.m., New York Time, on the Expiration Date (as defined in Section 3 hereof), that number of fully paid and nonassessable shares of the Company's common stock, as shall be determined in accordance with the provisions of Section 3 hereof, at an exercise price determined in accordance with the provisions of Section 2 hereof.

         1. CONSIDERATION. This Warrant is issued to Holder in satisfaction of a condition to Holder's obligation to consummate the transactions contemplated by that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 9, 2003 by and among the Company, Holder, Glen H. Hammer and A. Randall Barkowitz.

         2. EXERCISE PRICE. The exercise price per Warrant Share (the "Exercise Price") shall be equal to the average closing price of the Company's common stock on the OTC Bulletin Board over the five trading days commencing on the first trading day following the effectiveness of the reverse split (the "Reverse Split") of the common stock of the Company referred to in the Stock Purchase Agreement (the fifth such trading day is referred to herein as the "Price Determination Date"). For the purposes of this Agreement, the term "trading day" shall mean a day that sales of equity securities are effected over the OTC Bulletin Board, regardless of whether any shares of the Company are traded on such day.

         3.       EXERCISE OF WARRANT, ETC.

                  3.1. Number of Warrant Shares for Which Warrant is Exercisable. This Warrant may be exercised at any time during the period commencing on the Price Determination Date and ending on the fifth anniversary of the date hereof (the "Expiration Date"). This Warrant shall be exercisable to purchase an aggregate of 1,166,666 shares of the Company's common stock, on a post-Reverse Split basis, subject to any adjustments provided in Section 4 hereof (as so adjusted, the "Warrant Shares"); provided, however, that, notwithstanding anything to the contrary contained herein, this Warrant may be exercised at any given time only as to that fraction of Warrant Shares equal to the fraction obtained by dividing (x) the number of shares of common stock of the Company with respect to which the Gibralter Warrant (as defined below) has been exercised by (y) the total number of shares of common stock underlying the Gibralter Warrant. As used herein, the term "Gibralter Warrant" means that certain warrant issued by the Company to Gibralter Publishing, Inc. as of the date hereof.

                  3.2 Procedure for Exercise of Warrant. This Warrant may be exercised in whole or part, pursuant to Section 3.1 hereof, by delivering an exercise notice to the Company at its address set forth in Section 5 along with a check, payable to the order of the Company, or a wire transfer of funds, in an amount equal to the then aggregate Exercise Price with respect to the Warrant Shares as to which the warrant is being exercised. Upon receipt by the Company of the exercise notice, Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder, and the Company shall, as promptly as practicable, and in any event within five business days thereafter, execute or cause to be executed and deliver to Holder, or, subject to compliance with applicable law and the terms of this Warrant, a certificate or certificates, as Holder may direct, representing such Warrant Shares. Each certificate so delivered shall be in such denomination as may be requested by Holder. The Company shall pay all expenses, taxes (other than income taxes) and other charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Section 3.2, except that, in case such certificates shall be registered in a name or names other than the name of Holder, funds sufficient to pay all transfer taxes which shall be payable upon the execution and delivery of such certificate or certificates shall be paid by Holder to the Company at the time of delivering this Warrant to the Company as mentioned above.

                  3.3. Transfer Restriction Legend. Any certificate for Warrant Shares initially issued upon exercise of this Warrant, unless the issuance of such Warrant Shares has been registered under the Securities Act of 1933, as amended (the "Securities Act"), shall bear the following legend on the face thereof:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if an exemption from such registration is available."

                  3.5. Investment Representation. Holder, by acceptance hereof, to the extent required by applicable law, acknowledges that this Warrant and, upon exercise, the Warrant

Shares, are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and Holder covenants and agrees that it will not offer, sell, transfer, assign or otherwise dispose of this Warrant or the Warrant Shares issued upon exercise hereof, except under circumstances that will not result in a violation of the Securities Act or any relevant state securities or blue sky laws.

                  3.6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to Holder an amount in cash equal to such fraction multiplied by the then current market value of such share.

         4.       ANTI-DILUTION.

         (a) The Company will not, by amendment of its charter or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under this Warrant. In addition and not in lieu of the foregoing, the Exercise Price and the number and type of securities that may be purchased pursuant to this Warrant are subject to adjustment from time to time as provided in this Section 4. Upon each adjustment of the Exercise Price in accordance with this Section 4, Holder shall be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (b) In the event that, at any time during prior to the Expiration Date, the Company shall (i) subdivide the number of outstanding shares of the Company's common stock into a greater number of shares, (ii) combine the number of outstanding shares of the Company's common stock into a lesser number of shares, or (iii) declare, order, pay or make a dividend or other distribution to holders of shares of the Company's common stock payable in shares of common stock of the Company, then, in each such case, the Exercise Price in effect immediately prior to such event shall be adjusted to an adjusted Exercise Price in accordance with the following formula:

                                   X = A(Y/Z)

where:

         X = the adjusted Exercise Price;

         Y = the number of shares of common stock of the Company outstanding immediately prior to such event;

         Z = the number of shares of common stock of the Company outstanding immediately following such event; and

         A = the Exercise Price in effect immediately prior to such event.

Such adjustment shall become effective immediately following the effective date of such event or, in the event of a dividend or other distribution, on the date such dividend or distribution is made.

         (c) In the event that, at any time prior to the Expiration Date, the Company shall effect (i) any reorganization or reclassification of equity securities of the Company (other than as set forth in Section 4(a) above), (ii) any merger or consolidation of the Company with another Company, (iii) any sale, lease, license or other conveyance of all or substantially all of the assets of the Company, (iv) any liquidation or dissolution of the Company, or (v) any other transaction which is to be effected in such a manner that, as a result of such transaction, the holders of equity securities of the Company shall be entitled to receive securities, property or other consideration (including, without limitation, cash) (each, a "Fundamental Change Transaction"), then lawful and adequate provision shall be made whereby Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the Warrant Shares purchasable immediately prior to such Fundamental Change Transaction upon the exercise of this Warrant, such securities, property or consideration (including, without limitation, cash) as may be issuable or payable with respect to or in exchange for a number of shares of common stock of the Company equal to the Warrant Shares purchasable immediately prior to such Fundamental Change Transaction upon the exercise of this Warrant. In any such case, appropriate provision shall be made with respect to the rights and interests of Holder so that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant) shall thereafter be applicable as nearly as may be reasonably possible in relation to such securities, property or consideration deliverable to Holder upon exercise of this Warrant.

         (d) Upon the occurrence of any event requiring an adjustment of the Exercise Price pursuant to this Section 4, then and in each case, the Company shall deliver to Holder a notice stating the adjusted Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in detail the method and calculation thereof and the facts upon which such calculation is based.

         (e)      If any event occurs as to which, the provisions of this
Section 4 are not applicable or if strictly applicable would not fairly protect the exercise rights of Holder in accordance with the intent and principle of such provisions, then the Board of Directors of the Company shall make such adjustments, if any, on a basis consistent with such intent and provisions as may be necessary to preserve the rights of Holder.

         5. NOTICES. Any notice or demand which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company, at Paladyne Corp., 1650 A Gum Branch Road, Jacksonville, NC 28540, Attn: Chief Executive Officer, or at any other address designated by the Company to

Holder; or if to Holder, at its mailing address as shown on the books and records of the Company, or such other address as shall have been furnished by Holder to the Company.

         6. NO RIGHTS AS STOCKHOLDER. This Warrant in and of itself shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

         7. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants to Holder that:

                           (i) Absence of Conflicts. Neither the execution, delivery and performance of this Warrant by Company, nor the consummation of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (with notice or lapse of time or both) (a) violate, conflict with, or result in a breach of any provision of, constitute a default under, or permit or result in the termination of, acceleration of any obligation under, or creation of a lien under any of the terms, conditions or provisions of, the certificate of incorporation, bylaws or stockholder agreements of the Company or any indenture, license, sublicense, agreement or instrument to which it is a party or by which any of its assets are bound, or (b) violate or conflict with any law, rule, regulation, judgment, ruling, order, writ, injunction or decree applicable to Company or any of its properties or assets.

                           (ii)     Authorization of Agreements, Etc. Each of
         (A) the execution and delivery by the Company of this Warrant, (B) the performance by the Company of its obligations hereunder, and (C) the issuance, sale and delivery by the Company of this Warrant has been duly authorized by corporate action of the Company.

                           (iii) Validity. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. All Warrant Shares that may be issued upon the exercise of this Warrant shall, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges. The Company shall have authorized and reserved, free from preemptive rights, a sufficient number of shares of its common stock to provide for the exercise of this Warrant.

         8.       ARBITRATION

                  (c) Except as otherwise provided in this Warrant, if any dispute, controversy or claim arises in connection with the performance or breach of this Warrant, either Holder or the Company may, upon written notice to the other party, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to both parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute. Each party may disclose any facts to the other party or to the facilitator that it, in good faith, considers necessary to resolve the dispute. However, all such disclosures shall be deemed in furtherance of settlement efforts and shall not be admissible in any subsequent litigation against the disclosing party. Except as agreed by both parties, the facilitator shall keep confidential all information disclosed during negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties. Such facilitated negotiations shall conclude within sixty (60) calendar days from receipt of the written notice unless extended by mutual consent. The parties may also agree at any time to terminate or waive facilitated negotiations. The costs incurred by each party in such negotiations shall be borne by it; the fees and expenses of the facilitator, if any, shall be borne equally by the parties.

                  (d) If any dispute, controversy or claim arises in connection with the performance or breach of this Warrant and cannot be resolved by facilitated negotiations (or the parties agree to waive that process) then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of Georgia and the then current Commercial Rules of the American Arbitration Association ("AAA"), except that no pre-hearing discovery shall be permitted unless specifically authorized by the arbitration panel, and shall take place in the State of Georgia, unless the parties agree to a different locale. Such arbitration shall be conducted before an arbitrator selected by the AAA. The arbitrator panel shall have no authority to award non-monetary or equitable relief, and any monetary award shall not include punitive damages. The confidentiality provisions applicable to facilitated negotiation shall also apply to arbitration. The award issued by the arbitrator may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitrator, including but not limited to (1) the costs, including reasonable attorneys' fees, of the arbitration; (2) the fees and expenses of the AAA and the arbitrator; and (3) the costs, including reasonable attorneys' fees, necessary to confirm the award in court shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitrator. TO THE EXTENT ANY MATTER IS NOT ARBITRABLE HEREUNDER, THE PARTIES MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO RESOLVE SUCH MATTER.

         9. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

         10. SUBMISSION TO JURISDICTION. Holder and the Company each hereby irrevocably waives, in connection with any action or proceeding with respect to this Warrant, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

         11.      MISCELLANEOUS.

                  (a) Any term of this Warrant may be amended solely with the written consent of the Company and Holder.

                  (b) The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) The Company stipulates that the remedies at law of Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         IN WITNESS WHEREOF, Holder and the Company have each executed this Warrant or caused this Warrant to be executed by its duly authorized officer, as of the date first written above.


                                "COMPANY"


                                PALADYNE CORP.



                                By:      /s/ Terrence J. Leifheit
                                         --------------------------------------
                                Name:    Terrence J. Leifheit
                                         --------------------------------------
                                Title:   President and Chief Executive Officer
                                         --------------------------------------



ACKNOWLEDGED AND
AGREED TO BY:

                                "HOLDER"

                                WAG Holdings, LLC

                                By: /s/ William A. Goldstein
                                    -------------------------------------------
                                        William A. Goldstein, Manager


                                       8